INTELLECTUAL PROPERTY SECURITY AGREEMENT

         This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this "Agreement"), dated as of July __, 2002, is entered into by and between, on the one hand, RIVIERA HOLDINGS CORPORATION, a Nevada corporation ("RHC"), RIVIERA OPERATING CORPORATION, a Nevada corporation ("ROC"), RIVIERA BLACK HAWK, INC., a Colorado corporation ("RBH"), RIVIERA GAMING MANAGEMENT, INC., a Nevada corporation ("RGM"), and RIVIERA GAMING MANAGEMENT OF COLORADO, INC., a Colorado corporation ("RGMC") (RHC, ROC, RBH, RGM, RGMC, and any other entity that hereafter becomes a Borrower or a Guarantor under the below-defined Loan Agreement and becomes a party hereto by executing and delivering a joinder hereto, are individually and collectively referred to herein as "Debtor"), and, on the other hand, FOOTHILL CAPITAL CORPORATION, as Agent under the below-defined Loan Agreement ("Agent") for the benefit of the below-defined Lender Group, in light of the following:

A. Pursuant to that certain Loan and Security Agreement, dated as of substantially even date herewith (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), by and among, (i) RHC, ROC, and RBH, as the "Borrower", (ii) RGM and RGMC, as the "Guarantor", (iii) the lenders identified therein as the "Lenders", and (iv) Foothill Capital Corporation, as the "Agent", the below-defined Lender Group has agreed to extend credit to Borrower in accordance with the terms and conditions of the Loan Agreement, which credit is guarantied by Guarantor. As used herein, the term "Lender Group" means, individually and collectively, the Lenders and the Agent. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Loan Agreement.

B. Pursuant to the Loan Agreement and certain other Loan Documents, each Debtor has granted to Agent, for the benefit of the Lender Group, a security interest in all or substantially all of such Debtor's assets, including without limitation the intellectual property of Debtor described herein. It is a condition to the initial extension of credit under the Loan Agreement that Debtor and Agent execute and deliver this Agreement.

         NOW THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth and for other good and valuable consideration, Debtor and Agent, for the benefit of Lender Group, mutually agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. The following terms, as used in this Agreement, have the following meanings:

                           "Code" means the California  Uniform Commercial Code,
 as amended and supplemented from time to time, and any successor statute.

                           "copyright"  shall have the meaning  ascribed to such
term in the United States Copyright Act of 1976, as amended (or in any successor statute), and includes mask works, unregistered copyrights, and unregistered mask works.


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



                           "IP Collateral" means:

(i) Each of the trademarks and rights and interest which are capable of being protected as trademarks (including trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, domain names, business names, fictitious business names, trade styles, and other source or business identifiers, and applications pertaining thereto), which are presently, or in the future may be, owned, created, acquired, or used (whether pursuant to a license or otherwise) by Debtor, in whole or in part, and all trademark rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to renew and extend such trademarks and trademark rights; and the associated goodwill;

(ii) Each of the patents and patent applications which are presently, or in the future may be, owned, issued, acquired, or used (whether pursuant to a license or otherwise) by Debtor, in whole or in part, and all patent rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), foreign filing rights, and rights to extend such patents and patent rights;

(iii) Each of the copyrights and rights and interests capable of being protected as copyrights, which are presently, or in the future may be, owned, authored, acquired, or used (whether pursuant to a license or otherwise) by Debtor, in whole or in part, and all copyright rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), and all tangible property embodying the copyrights (including books, records, films, computer tapes or disks, photographs, specification sheets, source codes, object codes, and other physical manifestations of the foregoing);

(iv) All of Debtor's right, title, and interest in and to the trademark registrations and trademark applications listed on Schedule A, attached hereto, as the same may be updated hereafter from time to time; and the associated goodwill;

(v) All of Debtor's right, title, and interest, in and to the patents and patent applications listed on Schedule B, attached hereto, as the same may be updated hereafter from time to time;

(vi) All of Debtor's right, title, and interest, in and to the copyright registrations and copyright applications listed on Schedule C, attached hereto, as the same may be updated hereafter from time to time;

(vii) All of Debtor's rights to register trademark claims under any state or federal trademark law or regulation of any foreign country and to apply for, renew, and extend the trademark registrations and trademark rights, the right (without obligation) to sue or bring opposition or cancellation proceedings in the name of Debtor or in the name of Agent (for the benefit of the Lender Group) for past, present, and future infringements of the trademarks, registrations, or trademark rights and all rights (but not obligations) corresponding thereto in the United States and any foreign country; and the associated goodwill;

(viii) All of Debtor's right, title, and interest in all patentable inventions, and rights to file applications for patent under federal patent law or regulation of any foreign country, and to request reexamination and/or reissue of the patents, the right (without obligation) to sue or bring interference proceedings in the name of Debtor or in the name of Agent (for the benefit of the Lender Group) for past, present, and future infringements of the patents, and all


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         rights (but not obligations) corresponding thereto in the United States and any foreign country;

(ix) All of Debtor's rights to register copyright claims under any federal copyright law or regulation of any foreign country and to apply for registrations on original works, compilations, derivative works, collective works, and works for hire, the right (without obligation) to sue in the name of Debtor or in the name of Agent (for the benefit of the Lender Group) for past, present, and future infringements of the copyrights, and all rights (but not obligations) corresponding thereto in the United States and any foreign country;

(x)      All general intangibles relating to the foregoing; and

(xi) All proceeds of any and all of the foregoing (including, without limitation, license royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty, or guaranty payable by reason of loss or damage to or otherwise with respect to the IP Collateral.

Anything herein or in the other Loan Documents to the contrary notwithstanding, the IP Collateral shall not include the Excluded Assets.

     "Obligations" means: (a) with respect to any Debtor that is a Borrower under the Loan Agreement, the "Obligations" as such term is defined in the Loan Agreement; and (b) with respect to any Debtor that is a Guarantor (but not a Borrower) under the Loan Agreement, the "Guarantor Obligations" as such term is defined in the Loan Agreement; and in either case, includes without limitation all costs and expenses described in Section 11.8 hereof.

1.2  Construction.  Unless  the  context  of  this  Agreement  clearly  requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Any initially capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement. Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed


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

by Debtor, the Lender Group, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Lender Group and Debtor.

2.       GRANT OF SECURITY INTEREST.

                  Each Debtor hereby grants to Agent, for the benefit of the Lender Group, a first-priority security interest in all of such Debtor's right, title, and interest in and to the IP Collateral to secure the Obligations of such Debtor.

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  Debtor hereby represents, warrants, and covenants that:

3.1      Copyrights; Trademarks; Service Marks; Patents.

(i) A true and complete schedule setting forth all federal and state trademark and service mark registrations owned or controlled by Debtor or licensed to Debtor, together with a summary description and full information in respect of the filing or issuance thereof and expiration dates is set forth on Schedule A;

(ii) A true and complete schedule setting forth all patent and patent applications owned or controlled by Debtor or licensed to Debtor, together with a summary description and full information in respect of the filing or issuance thereof and expiration dates is set forth on Schedule B; and

(iii) A true and complete schedule setting forth all federal copyright registrations owned or controlled by Debtor or licensed to Debtor, together with a summary description and full information in respect of the filing or issuance thereof and expiration dates is set forth on Schedule C.

3.2 Validity; Enforceability. Each of Debtor's copyrights, patents, service marks and trademarks is valid and enforceable, and Debtor is not presently aware of any past, present, or prospective claim by any third party that any of its copyrights, patents, service marks, or trademarks are invalid or unenforceable, or that its use of any copyrights, patents, service marks, or trademarks violates the rights of any third person, or of any basis for any such claims;

3.3 Title. Debtor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to each of the copyrights, copyright registrations, patents, patent applications, service marks, service mark registrations, trademarks, and trademark registrations set forth on Schedules A, B, and C, free and clear of any liens, charges, and encumbrances, including pledges, assignments, licenses, shop rights, and covenants by Debtor not to sue third persons, except for Permitted Liens;

3.4 Notice. Debtor has used and will continue to use proper statutory notice in connection with its use of each of its copyrights, patents, service marks, and trademarks;


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

3.5 Quality. Debtor has used and will continue to use consistent standards of high quality (which may be consistent with Debtor's past practices) in the manufacture, sale, and delivery of products and services sold or delivered under or in connection with its service marks and trademarks, including, to the extent applicable, in the operation and maintenance of its merchandising operations, and will continue to maintain the validity of its service marks and trademarks;

3.6 Perfection of Security Interest. Except for the filing of a financing statement with the Secretary of State of Nevada (with respect to RHC, ROC, and RGM) or Colorado (with respect to RBH and RGMC) and filings with the United States Patent and Trademark Office and the United States Copyright Office necessary to perfect the security interests created hereunder, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by Debtor of the security interest hereunder or for the execution, delivery, or performance of this Agreement by Debtor or for the perfection of or the exercise by Agent (for the benefit of the Lender Group) of its rights hereunder to the IP Collateral in the United States.

4.       AFTER-ACQUIRED COPYRIGHT, PATENT, SERVICE MARK, OR TRADEMARK RIGHTS.

                  If Debtor shall obtain rights to any new copyright, service marks, trademarks, any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Agreement shall automatically apply thereto. Debtor shall give prompt notice in writing to Agent with respect to any such new service marks, trademarks or patents, or renewal or extension of any service mark or trademark registration. Debtor shall bear any expenses incurred in connection with future patent applications or service mark or trademark registrations.

5.       LITIGATION AND PROCEEDINGS.

                  Debtor shall commence and diligently prosecute in its own name, as the real party in interest, for its own benefit, and its own expense, such suits, administrative proceedings, or other action for infringement or other damages as are in its reasonable business judgment necessary to protect the IP Collateral. Debtor shall provide to Agent any information with respect thereto requested by Agent. Agent (for the benefit of the Lender Group) shall provide at Debtor's expense all necessary cooperation in connection with any such suits, proceedings, or action, including, without limitation, joining as a necessary party. Following Debtor's becoming aware thereof, Debtor shall notify Agent of the institution of, or any adverse determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any United States, state, or foreign court regarding Debtor's claim of ownership in any of the copyrights, patents, service marks or trademarks, its right to apply for the same, or its right to keep and maintain such copyright, patent, service mark or trademark rights.

6.       POWER OF ATTORNEY.

                  Debtor grants Agent, for the benefit of Lender Group, power of attorney, having the full authority, and in the place of Debtor and in the name


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

of Debtor, from time to time following an Event of Default in Agent's Permitted Discretion, to take any action and to execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, as may be subject to the provisions of this
Agreement: to endorse Debtor's name on all applications, documents, papers, and instruments necessary for the Lender Group to use or maintain the IP Collateral; to ask, demand, collect, sue for, recover, impound, receive, and give acquittance and receipts for money due or to become due under or in respect of any of the IP Collateral; to file any claims or take any action or institute any proceedings that the Lender Group may deem necessary or desirable for the collection of any of the IP Collateral or otherwise to enforce the Lender Group's rights with respect to any of the IP Collateral and to assign, pledge, convey, or otherwise transfer title in or dispose of the IP Collateral to any person.

7.       RIGHT TO INSPECT.

                  Debtor grants to Agent and its employees and agents the right to visit Debtor's plants and facilities which manufacture, inspect, or store products sold under any of the patents or trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours.

8.       EVENTS OF DEFAULT.

                  Any of the following events shall be an Event of Default:

8.1 Loan Agreement. An Event of Default, as defined in the Loan Agreement, shall occur and be continuing;

8.2 Misrepresentation. Any representation or warranty made herein by Debtor or in any document furnished to the Lender Group by Debtor under this Agreement is incorrect in any material respect when made or when reaffirmed; and

8.3 Breach. Debtor fails to observe or perform any covenant, condition, or agreement to be observed or performed pursuant to the terms hereof which materially and adversely affects the Lender Group.

9.       SPECIFIC REMEDIES.

                  Upon the occurrence and during the continuation of any Event of Default, Agent, for the benefit of the Lender Group, shall have, in addition to, other rights given by law or in this Agreement, the Loan Agreement, or in any other Loan Document, all of the rights and remedies with respect to the IP Collateral of a secured party under the Code, including the following:

9.1 Notification. Agent may notify licensees to make royalty payments on license agreements directly to Agent (for the benefit of the Lender Group);

9.2 Sale. The Lender Group may sell or assign the IP Collateral and associated goodwill at public or private sale for such amounts, and at such time or times as the Lender Group deems advisable. Any requirement of reasonable notice of any disposition of the IP Collateral shall be satisfied if such notice is sent to Debtor ten days prior to such disposition (although no notice needs to be given


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

prior to the disposition of any portion of the IP Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market). Debtor shall be credited with the net proceeds of such sale only when they are actually received by the Lender Group, and Debtor shall continue to be liable for any deficiency remaining after the IP Collateral is sold or collected. If the sale is to be a public sale, giving notice of the time and place by publishing a notice one time at least ten days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held will be deemed commercially reasonable. To the maximum extent permitted by applicable law, the Lender Group may be the purchaser of any or all of the IP Collateral and associated goodwill at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the IP Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any collateral payable by the Lender Group at such sale.

10.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF THE LENDER GROUP, IN ANY OTHER COURT IN WHICH THE LENDER GROUP SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF THE PARTIES HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10. THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF THE PARTIES HERETO REPRESENTS IT HAS REVIEWED THIS WAIVER AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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

11.      GENERAL PROVISIONS.

11.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Debtor and Agent, on behalf of the Lender Group.

11.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this Agreement or any rights or duties hereunder without the Lender Group's prior written consent and any prohibited assignment shall be absolutely void. Agent may assign this Agreement and its rights and duties hereunder and no consent or approval by Debtor is required in connection with any such assignment.

11.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

11.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent, the Lender Group, or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

11.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

11.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Agent (for the benefit of the Lender Group) and Debtor.

11.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same
Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

11.8 Fees and Expenses. Debtor shall pay to Agent, for the benefit of the Lender Group, on demand all costs and expenses that the Lender Group pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including: (a) reasonable attorneys' and paralegals' fees and disbursements of counsel to the Lender Group; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Agreement and the transactions contemplated hereby; (c) costs and expenses of lien and title searches; (d) taxes, fees, and other charges for filing this Agreement at the United States Patent and Trademark Office or the United States Copyright Office, or for filing


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

financing statements, and continuations, and other actions to perfect, protect, and continue the security interest created hereunder; (e) sums paid or incurred to pay any amount or take any action required of Debtor under this Agreement that Debtor fails to pay or take; (f) costs and expenses of preserving and protecting the IP Collateral; and (g) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to enforce the security interest created hereunder, sell or otherwise realize upon the IP Collateral, and otherwise enforce the provisions of this Agreement, or to defend any claims made or threatened against Agent or the Lender Group arising out of the transactions contemplated hereby (including preparations for the consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of this Agreement or the Loan Documents regarding costs and expenses to be paid by Debtor. The parties agree that reasonable attorneys' and paralegals' fees and costs incurred in enforcing any judgment are recoverable as a separate item in addition to fees and costs incurred in obtaining the judgment and that the recovery of such attorneys' and paralegals' fees and costs is intended to survive any judgment, and is not to be deemed merged into any judgment.

11.9 Notices. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing and shall be governed by the provisions contained in the Loan Agreement.

11.10 Termination ByAgent. After termination of the Loan Agreement and when the Lender Group has received payment and performance, in full, of all Obligations, Agent, on behalf of the Lender Group, shall execute and deliver to Debtor a termination of all of the security interests granted by Debtor hereunder.

11.11 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

11.12 Additional Debtors. From time to time, additional Restricted Subsidiaries of Borrower may become Borrowers or Guarantors pursuant to Section 6.19 of the Loan Agreement and, by executing and delivering to Agent a joinder hereto, shall become an additional Debtor hereunder and thereby shall be deemed to have agreed to be bound by each provision herein, with the same force and effect as though such Person were party hereto, mutatis mutandis.

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


         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

Debtor:

RIVIERA GAMING MANAGEMENT, INC., a        RIVIERA GAMING MANAGEMENT OF COLORADO,
Nevada corporation.                       INC.; a Colorado corporation

By_______________________________          By_______________________________
Name:____________________________          Name:____________________________
Title: _____________________________       Title: _____________________________

RIVIERA HOLDINGS CORPORATION, a Nevada     RIVIERA BLACK HAWK, INC., a Colorado
corporation                                corporation
By_______________________________          By_______________________________
Name:____________________________          Name:____________________________
Title: _____________________________       Title: _____________________________

RIVIERA OPERATING CORPORATION, a Nevada
corporation

By_______________________________
Name:____________________________
Title: _____________________________


Agent:

FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent for the benefit of the Lender Group

By_______________________________
Name:____________________________
Title: _____________________________

                                   SCHEDULE A

                                   Trademarks


                U.S. Federal Trademark Applications/Registrations

Mark                       Registration (R)             Registration              Owner/Applicant

                           or Serial No. (S)            or Filing Date

$40 for $20                (R)2,237,993                 4/13/99                   Riviera Operating Corporation

Jack Pots                  (R)2,404,697                 11/14/00                  Riviera Operating Corporation

Jack Pots                  (S)75,567,372                10/8/98                   Riviera Operating Corporation
                                                    Pending - Intent to use
Jack Pots                  (R)2,527,890                 1/8/02                    Riviera Operating Corporation

Loosie Slots               (R)2,392,131                 10/3/00                   Riviera Operating Corporation

Loosie Slots               (R)2,547,701                 3/12/02                   Riviera Operating Corporation


Loosie Slots               (R)2,527,889                 1/8/02                    Riviera Operating Corporation

Nickel Heaven              (R)2,249,207                 6/1/99                    Riviera Operating Corporation

Riviera                    (R)2,297,193                 12/7/99                   Riviera Operating Corporation

Riviera                    (R)2,090,347                 8/26/97                   Riviera Operating Corporation


Riviera (logo)             (R)2,389,433                 9/26/00                   Riviera Operating Corporation


Splash                     (R)1,964,935                 4/2/96                    Riviera Operating Corporation


Splash (stylized)          (R)2,247,039                 5/25/99                   Riviera Operating Corporation
The Entertainment  Center  (R)2,190,249                 9/22/98                   Riviera Operating Corporation
of Las Vegas


The Star of Las Vegas      (R)1,588,239                 3/20/90                   Owner at Publication - Riviera, Inc.
                                                                                  Post  Registration  Owner -  Riviera
                                                                                  Holdings Corporation
Gambler's Spree            (R)1,579,483                 1/23/90                   Owner at Publication - Riviera, Inc.
                                                                                  Post Registration Owner - Riviera
                                                                                  Holdings Corporation

Pull for the Gold          (R)1,575,681                 1/2/90                    Owner at Publication - Riviera, Inc.
                                                                                  Post Registration Owner - Riviera
                                                                                  Holdings Corporation

Where   Vegas  Meets  the  (R)2,422,235                 1/16/01                   Riviera Black Hawk, Inc.
Rockies



                         [Schedule A continued on next page]



                     Colorado State Trademark Registrations



Mark                       Registration (R)              Registration             Owner/Applicant

                           or Serial No. (S)             or Filing Date


Las Vegas in the Rockies   (R)20001083562                4/25/00                  Riviera Black Hawk, Inc.

Where   Vegas  Meets  the  (R)19991127308                7/6/99                   Riviera Black Hawk, Inc.
Rockies

Liv at the Riv             (R)20011243477                12/24/01                 Riviera Black Hawk, Inc.


                       [Schedule A continued on next page]



                      Nevada State Trademark Registrations



Mark                       Registration (R)             Registration              Owner/Applicant

                           or Serial No. (S)            or Filing Date


$40 of Slot Pay for $20    (S)29600525                  11/8/95                   Riviera Operating Corporation


$40 for $20                (S)29600524                  11/8/95                   Riviera Operating Corporation
The    Alternative    for  (S)30500724                  2/21/96                   Riviera Operating Corporation
Grown-ups
Aristocrat Club                                         6/30/93                   Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800646                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800648                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800649                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800650                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800647                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800651                  4/5/00                    Riviera Operating Corporation
Bingo Fever w/ Design      (S)50800652                  4/5/00                    Riviera Operating Corporation
Bonus 21 Plus              (S)55300411                  3/14/01                   Riviera Operating Corporation


Bonus 21 Plus              (S)55300412                  3/14/01                   Riviera Operating Corporation
Bonus 21 Plus w/ Design    (S)55300413                  3/14/01                   Riviera Operating Corporation
Classic  Las Vegas At Its  (S)54900780                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Classic  Las Vegas At Its  (S)54900783                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Classic  Las Vegas At Its  (S)54900781                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Classic  Las Vegas At Its  (S)54900784                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Classic  Las Vegas At Its  (S)54900782                  2/15/01                   Riviera Operating Corporation
Best w/ Design
Dollar Town U.S.A.         (S)30500723                  2/21/96                   Riviera Operating Corporation
Double Diamond Mines       (S)50800673                  4/13/00                   Riviera Operating Corporation
Double Jackpot Junction    (S)50200813                  2/22/00                   Riviera Operating Corporation
Fantasy   Revue   XXX  w/  (S)54101612                  12/20/00                  Riviera Operating Corporation
Design
Fantasy   Revue   XXX  w/  (S)54101613                  12/20/00                  Riviera Operating Corporation
Design


Fantasy   Revue   XXX  w/  (S)54101614                  12/20/00                  Riviera Operating Corporation
Design
Jackpot City               (S)49400795                  12/3/99                   Riviera Operating Corporation
Jackpot Factory            (S)50200745                  2/2/00                    Riviera Operating Corporation
Jackpots Galore            (S)20200608                  2/22/94                   Riviera Operating Corporation
Loosie Slots w/Design      (S)51800804                  6/2/00                    Riviera Operating Corporation
Loosie Slots w/Design      (S)51800805                  6/2/00                    Riviera Operating Corporation
Lucky Duck w/Design        (S)54600398                  1/19/01                   Riviera Operating Corporation
Lucky Duck w/Design        (S)54600395                  1/19/01                   Riviera Operating Corporation
Lucky Duck w/Design        (S)54600396                  1/19/01                   Riviera Operating Corporation
Lucky Duck w/Design        (S)54600397                  1/19/01                   Riviera Operating Corporation
Lucky  Duck   Sweepstakes  (S)54600399                  1/19/01                   Riviera Operating Corporation
w/Design
Lucky  Duck   Sweepstakes  (S)54600400                  1/19/01                   Riviera Operating Corporation
w/Design
Lucky  Duck   Sweepstakes  (S)54600401                  1/19/01                   Riviera Operating Corporation
w/Design



Lucky  Duck   Sweepstakes  (S)54600402                  1/19/01                   Riviera Operating Corporation
w/Design
More     Certified    Fun  (S)60201846                  3/11/02                   Riviera Operating Corporation
w/Design
More     Certified    Fun  (S)60201847                  3/11/02                   Riviera Operating Corporation
w/Design
More     Certified    Fun  (S)60201848                  3/11/02                   Riviera Operating Corporation
w/Design
More    Fun     Certified                               3/11/02                   Riviera Operating Corporation
(Stylized  Lettering  and
Design)
More    Fun     Certified                               3/11/02                   Riviera Operating Corporation
(Stylized  Lettering  and
Design)
More    Fun     Certified                               3/11/02                   Riviera Operating Corporation
(Stylized  Lettering  and
Design)
More Winners More Often    (S)29600388                  12/20/95                  Riviera Operating Corporation
Nickel Heaven              (S)40201169                  2/24/98                   Riviera Operating Corporation
Nickel Town                (S)55300442                  3/27/01                   Riviera Operating Corporation
Nickel Town                (S)40201160                  2/23/98                   Riviera Operating Corporation


Nickel Town                (S)55300443                  3/27/01                   Riviera Operating Corporation
Nickel Town w/Design       (S)55300444                  3/27/01                   Riviera Operating Corporation
No If's, And's, Or...      (R)54101579                  12/4/00                   Riviera Operating Corporation
No If's, And's, Or...      (S)54101581                  12/4/00                   Riviera Operating Corporation
Poker Paradise w/Design    (S)50200833                  2/17/00                   Riviera Operating Corporation
R                                                       2/21/96                   Riviera Operating Corporation
Design only
Rack-N-Roll                (S)58400912                  10/3/01                   Riviera Operating Corporation
Rack-N-Roll                (S)58400913                  10/3/01                   Riviera Operating Corporation
Rack-N-Roll                (S)58400914                  10/3/01                   Riviera Operating Corporation
Rack-N-Roll Players Club   (S)59700159                  1/11/02                   Riviera Operating Corporation
Rack-N-Roll Players Club   (S)59700160                  1/11/02                   Riviera Operating Corporation
Rack-N-Roll Players Club   (S)59700161                  1/11/02                   Riviera Operating Corporation
Riviera w/Design           (S)58400942                  10/12/01                  Riviera Operating Corporation
Riviera w/Design           (S)58400943                  10/12/01                  Riviera Operating Corporation

Riviera         (stylized  (S)58400944                  10/12/01                  Riviera Operating Corporation
letters)
Riviera         (stylized  (S)58400945                  10/12/01                  Riviera Operating Corporation
letters)
Riviera    Comedy    Club                               10/19/99                  Riviera Operating Corporation
(with design)
Riviera  Comedy  Club Las  (S)26900572                  6/6/95                    Riviera Operating Corporation
Vegas'   Original  Comedy
Showcase
Riviera  Comedy  Club Las  (S)26900573                  6/6/95                    Riviera Operating Corporation
Vegas'   Original  Comedy
Showcase
Riviera  Comedy  Club Las                               6/6/95                    Riviera Operating Corporation
Vegas'   Original  Comedy
Showcase
Rooms Available,  If not,                               5/22/02                   Riviera Operating Corporation
We'll find one for you
Rooms Available,  If not,                               5/22/02                   Riviera Operating Corporation
We'll find one for you
Rooms Available,  If not,                               5/9/02                    Riviera Operating Corporation
We'll find one for you
Rooms Available,  If not,                               5/9/02                    Riviera Operating Corporation
We'll find one for you


Slot Adventure w/Design    (S)51401607                  5/15/00                   Riviera Operating Corporation
Slot Adventure w/Design    (S)51401610                  5/15/00                   Riviera Operating Corporation
Slot Adventure w/Design    (S)51401608                  5/15/00                   Riviera Operating Corporation
Slot Frenzy                (S)50200744                  2/2/00                    Riviera Operating Corporation
Smiling  Stick  Character  (S)26900574                  6/6/95                    Riviera Operating Corporation
Wearing    Big    Glasses
(Design Only)
Smiling  Stick  Character  (S)26900575                  6/6/95                    Riviera Operating Corporation
Wearing    Big    Glasses
(Design Only)
Spin    for   the    Gold  (S)46201074                  4/16/99                   Riviera Operating Corporation
$1,000,000           Slot
Tournament
Splash Gardens w/Design    (R)50200832                  2/17/00                   Riviera Operating Corporation
Stylized       Microphone  (S)24101031                  11/13/94                  Riviera Operating Corporation
Wearing    a   Cap    and
Sunglasses

(Design only)
Valley of Games w/Design   (S)50200831                  2/17/00                   Riviera Operating Corporation

We're  Going  to Make You  (S)36300525                  4/1/97                    Riviera Operating Corporation
Lucky
Win  More   Play   Longer  (S)53301245                  10/18/00                  Riviera Operating Corporation
w/Design
World's   Loosest  Corner  (S)50200754                  2/8/00                    Riviera Operating Corporation
of Slots
XXXtreme Comedy w/Design   (S)50800672                  4/13/00                   Riviera Operating Corporation
XXX     Fantasy     Revue  (S)54101608                  12/20/00                  Riviera Operating Corporation
w/Design
XXX     Fantasy     Revue  (S)54101609                  12/20/00                  Riviera Operating Corporation
w/Design
XXX     Fantasy     Revue  (S)54101610                  12/20/00                  Riviera Operating Corporation
w/Design
You're    a    Guaranteed  (S)52201035                  7/19/00                   Riviera Operating Corporation
Winner
Delmonico's                (R)26391                     6/30/93                   Riviera Holdings Corporation
G and A Enterprises                                     6/30/93                   Riviera Holdings Corporation
Gambler's Spree                                         5/25/89                   Riviera Holdings Corporation
Gold Club                  (R)26395                     6/30/93                   Riviera Holdings Corporation
Kady's                     (R)26393                     6/30/93                   Riviera Holdings Corporation
Kristofer's                (R)26394                     6/30/93                   Riviera Holdings Corporation
Pull for the Gold                                       5/25/89                   Riviera Holdings Corporation


Rik Shaw                   (R)26398                     6/30/93                   Riviera Holdings Corporation
Ristorante Italiano        (R)26392                     6/30/93                   Riviera Holdings Corporation
Riviera Hotel and Casino   (R)26390                     6/30/93                   Riviera Holdings Corporation
Shogun                     (S)01085526                  1/31/90                   Riviera Holdings Corporation
The Star of Las Vegas                                   6/8/89                    Riviera Holdings Corporation
Versailles Room                                         6/30/93                   Riviera Holdings Corporation
World's Fare Buffet        (R)26397                     6/30/93                   Riviera Holdings Corporation

                                   SCHEDULE B



                                     Patents


                                                   Registration/  Registration/
                                                    Application     Application
Owner/Applicant                     Description       Number            Date
Riviera Holdings Corporation        NONE
Riviera Operating Corporation       NONE
Riviera Black Hawk, Inc.            NONE
Riviera Gaming Management, Inc.     NONE
Riviera Gaming Management of        NONE
Colorado, Inc.

                                   SCHEDULE C

                                   Copyrights


                                                  Registration/    Registration/
                                                   Application       Application
Owner/Applicant                     Description       Number            Date
Riviera Holdings Corporation        NONE
Riviera Operating Corporation       NONE
Riviera Black Hawk, Inc.            NONE
Riviera Gaming Management, Inc.     NONE
Riviera Gaming Management of        NONE
Colorado, Inc.











                                                1